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                                                            EHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY


Name                                             State of Incorporation
----                                             ----------------------

ADS, Inc.                                             Oklahoma
County Disposal, Inc.                                 Delaware
American Disposal Services of Kansas, Inc.            Kansas*
American Disposal Services of Missouri, Inc.          Missouri*
Tata's Transfer Systems, Inc.                         Oklahoma*
Pittsburg County Landfill, Inc.                       Delaware*
County Disposal (Illinois), Inc.                      Delaware*
County Disposal (Ohio), Inc.                          Delaware**
County Landfill, Inc.                                 Delaware**
Southwest Waste, Inc.                                 Missouri*
Bowers Phase II, Inc.                                 Ohio**
Allied Waste Systems, Inc.                            Ohio**
Ross Bros. Waste and Recycling Co., Inc.              Ohio**


*    Indirect Ownership through ADS, Inc.
**   Indirect Ownership through County Disposal, Inc.